CLOSING AGREEMENT


       This Closing Agreement (the "Agreement") is made and entered into as of this 3rd day of September, 1995, by and between DUTTERER'S OF MANCHESTER CORPORATION, a Maryland corporation ("Dutterer's"), and DOUGHTIE'S FOODS, INC., a Virginia corporation ("Doughtie's") (Dutterer's and Doughtie's are sometimes referred to as, collectively, the "Seller"); VALUE ADDED FOOD SERVICES, INC., a Maryland corporation (the "Purchaser"); VERNON W. MULES and KATHRYN M. MULES (collectively, the "Guarantors").


                                   RECITALS


       Seller has sold to Purchaser, and Purchaser has acquired from the Seller certain Assets (the "Assets"), as said term is defined in that certain Bill of Sale executed and delivered by the Seller, and accepted by the Purchaser, contemporaneously herewith, relating to that certain home food sales business operation (the "Business") located at 2700 Lord Baltimore Drive, Baltimore, Maryland (the "Premises"), and the parties desire to memorialize certain representations, warranties, covenants, terms, conditions, and agreements in connection with the sale of the Assets.

       NOW, THEREFORE, for and in consideration of the mutual agreements and obligations contained in this Agreement and the other Transaction Documents (hereinafter defined), the parties agree as follows:


                                  ARTICLE 1
                        CLOSING; DOCUMENTATION; TERMS

       1.1 Closing. The closing of the sale of the Assets (the "Closing") has taken place on September 6, 1995 and shall be deemed to be effective as of 12:01 a.m. on the date first above written.

       1.2 Documentation. The documents executed (as applicable) and delivered at the Closing in connection with the sale of the Assets are as follows:

               a. By the Seller:

                      (1) Bill of Sale;

                      (2) Unanimous consent resolution or certified minutes of the Dutterer's Board of Director's meeting approving the sale of the Assets;

                      (3) Unanimous consent resolution or certified minutes of the Dutterer's Shareholders' meeting approving the sale of the Assets;

                      (4) Certificate of Good Standing for Dutterer's from the Maryland Secretary of State;

                      (5) Certificate of Good Standing for Doughtie's from the Virginia State Corporation Commission.

               b. By the Purchaser:

                      (1) Term Note of even date herewith (the "Note") duly executed by the Purchaser;

                      (2) Assumption of Liabilities and Obligations of even date herewith (the "Assumption") duly executed by the Purchaser and the Guarantors;

                      (3) Maryland UCC-1 Financing Statements (state and local);

                      (4) Unanimous consent resolution or certified minutes of the Board of Director's meeting approving the purchase of the Assets and the execution and delivery of the Note and the other Transaction Documents;

                      (5) Certificate of Good Standing from the Maryland Secretary of State.

               c. By the Seller and the Purchaser:

                      (1) Security Agreement of even date herewith (the "Security Agreement") duly executed by the Seller, the Purchaser, and Dutter's Foods, Inc, a Maryland corporation.


               d. By the Guarantors:

                      (1)  Duly executed Guaranty of Vernon W. Mules;

                      (2)  Duly executed Guaranty of Kathryn M. Mules;

               e. By the Seller, the Purchaser, and the Guarantors:

                      (1)  This Agreement.

This Agreement, the Note, the Security Agreement, the Assumption, and the Guaranties are sometimes referred to as, collectively, the "Transaction Documents."

       1.3 Purchase Price. The amount to be paid for the Assets (the "Purchase Price") is $1,197,579.00, calculated and allocated as the sum of a + b + c - d, all of which values have been agreed upon by the parties as the values as of the Closing, subject to any adjustments made pursuant to paragraph 1.6:

               a. Value of accounts receivable
in accordance with the formula set forth below in paragraph 1.4.

                                              Approximately $1,023,544.00

               b. Depreciated book value of
tangible assets (except leasehold improvements, excluded assets, and inventory) as of a recent date.

                                                 Approximately $50,538.00

               c. Inventory at lower of cost
or market, less LIFO reserve, using methods historically used by Dutterer's.

                                                Approximately $158,497.00

               d. Value of assumption of
food orders, calculated by adding (i) inventory cost of food yet to be delivered and (ii) the product of $25 times the total number of assumed food orders.

                                                 Approximately $35,000.00


                           Total:             Approximately $1,197,579.00

       1.4 Accounts Receivable. The value of the accounts receivable shall be ninety percent of the amount yielded by the following: the then-current unpaid aggregate balance of the Amount Financed of all Performing Contracts (as defined below), minus a reserve thereon calculated on the basis of the ratio between:

       (i) The average net amount of accounts charged off (charged-off amount less recoveries on such charged-off accounts) by Dutterer's annually over the five fiscal years preceding closing, and

       (ii) The average net sales of Dutterer's annually over the five fiscal years next preceding closing, with such ratio being applied to the customer contracts to arrive at a reserve. "Performing Contracts" shall mean all customer contracts (i) not turned over for legal action or (ii) not more than 90 days delinquent. For purposes of clause (ii), a contract shall not be considered delinquent if the customer has been making regular planned payments acceptable to Dutterer's during the period immediately preceding closing.

       1.5 Payment. In connection with the Closing and the execution and delivery of the Transaction Documents, Purchaser has paid to Seller an amount equal to ten percent of the amount (the "Estimated Purchase Price") determined on the basis hereinabove set forth, subject to mutually agreeable adjustments to reflect known variances, with the remaining balance due being evidenced by the Note.

       1.6 Adjustments to the Estimated Purchase Price. After the Closing, the chief financial officers of Seller and Purchaser will determine the value of the liabilities assumed by Purchaser and the value of the inventory and the accounts receivable as of Closing. When such determination is made, the amount by which the Estimated Purchase Price paid at the Closing was less than or exceeded the Purchase Price shall be paid, without interest, to the party entitled thereto as follows: ten percent in cash and the balance as an adjustment to the principal amount due under the Note. If the chief financial officers of Seller and Buyer cannot agree as to the difference, if any, between the Estimated Purchase Price and the Purchase Price, such amount shall be determined by the accounting firm of Price Waterhouse, and the decision of that firm shall be binding on both Seller and Purchaser.

                                  ARTICLE 2
             SELLER'S REPRESENTATIONS, WARRANTIES, AND COVENANTS

       Seller represents, warrants, and covenants to Purchaser the following:

       2.1 Authority Relative to this Agreement. Seller has the power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. Seller's execution and delivery of this Agreement and the Transaction Documents to which it is a party have been duly authorized by Seller's Board of Directors and Seller's sole shareholder, and no other corporate proceedings on the part of Seller are necessary with respect thereto. Such documents constitute valid and binding obligations of Seller, enforceable in accordance with their terms except as limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally or (ii) general principles of equity, whether considered in a proceeding in equity or at law. Seller is unaware of any matter which would limit the enforceability of the Transaction Documents as written.

       2.2 Consents and Approvals. There is no requirement applicable to Seller to make any filing with, or to obtain any consent or approval of any public body, business entity or individual as a condition to the consummation of the transactions memorialized by thisAgreement.

       2.3 Non-Contravention. The execution and delivery by Seller of this Agreement and the Transaction Documents to which it is a party does not
(i) violate or result in a breach of any provision of the Articles of Incorporation or Bylaws of Seller, (ii) result in a default, or give rise to any right of termination, cancellation or acceleration (whether immediately or after the giving of notice or the passage of time, or both), under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which Seller is a party or by which Seller may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller.

       2.4     Environmental Regulations.

               a.  Definitions.  For purposes of this Section:

               "Contaminant" shall mean any substance or waste containing hazardous substances, pollutants, contaminants as those terms are defined in the federal Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. and any substance similarly defined or identified in any other federal or state laws, rules or regulations governing the manufacture, import, use, handling, storage, processing, release or disposal of substances or wastes deemed hazardous, toxic, dangerous, or injurious to public health or to the environment. This definition includes friable asbestos and petroleum or petroleum-based products.

               "Requirements of Law" shall mean any federal, state or local law, rule, regulation, permit, agreement, order or other binding determination of any governmental authority relating to the environment, health or safety.

               "Release" shall have the same meaning as in the federal Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601, et seq.

               b.  To the best of Seller's knowledge,

                      (1) Seller has not caused or allowed any material amount of Contaminants to be released on or off-site of the Premises;

                      (2) the Premises are in material compliance with all applicable requirements of law and are not the subject of any notice or subject to any order or agreement with any person or governmental authority, as herein defined, regarding any remedial action or Release, threatened Release or presence of a Contaminant;

                      (3) the Premises are subject to no contingent liability in connection with the Release, threatened Release, or presence of any contaminants on or off site;

                      (4) Seller has obtained all environmental, health and safety permits necessary for the current operation of the Business, all such permits are in good standing and timely application has been made for renewal of such permits where necessary, and the Business is in compliance with all terms and conditions of such permits; and

                      (5) the Business is subject to no contingent liability in connection with the Release, threatened Release or presence of any Contaminants on or off site.

               c. To the best of Seller's knowledge, there is not now on or in the Premises:

                      (1) any treatment, storage, recycling, disposal or arrangement therefor, of any hazardous waste as that term is defined under 40 C.F.R. Part 261 or any equivalent under the laws of the State of Maryland;

                      (2) any underground storage tanks, in use or abandoned; or

                      (3)  any friable asbestos.

       2.5 Compliance with Law.   No notice of violation of any law, statute,
ordinance or regulation relating to the Assets has been received by Seller except such as has been fully complied with, and the Seller is not aware of any violations of applicable federal, state, or local laws, statutes, rules and regulations relating to the Assets or the Business.

       2.6 License and Rights. To the best of Seller's knowledge, the Business possesses all licenses and permits necessary to operate the Business as it is currently being operated.

       2.7 Undisclosed Liabilities. To the best of Seller's knowledge, except for those liabilities (i) set forth on Schedule 2.7 attached hereto and/or (ii) assumed pursuant to the Assumption of Liabilities and Obligations, there are no liabilities or obligations of the Business, either accrued, due, absolute, unliquidated, contingent or otherwise, which would have a material adverse affect on the value of the Assets or the Business.

       2.8 Taxes. Seller has timely filed, or caused to be filed, all federal, state, local and foreign tax returns and reports of any nature whatsoever which are required to be filed by it for tax years ending prior to the date of this Agreement and has paid or caused to be paid, or accrued or cause to be accrued, or otherwise provided for (in accordance with generally accepted accounting principles) all taxes shown to be due thereon for tax years ending prior to the date of this Agreement which would in any manner create a lien against the Assets or affect the on-going operation of the Business. To Seller's actual knowledge, for the tax years ending prior to the date of this Agreement, (i) no assessments or deficiencies have been made and no extensions of time are in effect for the assessment of deficiencies for such tax years, and (ii) Seller has received no notice of any federal income tax returns being presently examined by the Internal Revenue Service for such tax years, which in any such case for (i) or (ii) would in any manner create a lien against the Assets or affect the ongoing operation of the Business.

       2.9 Personal Property Leases. Attached hereto as Schedule 2.9 is a true and correct copy of all operating leases for personal property included in the Assets (the "Leases"). With respect to the Leases attached pursuant to Schedule 2.9:

               a. The rental set forth in each such Lease is the actual rental being paid, the term set forth in each such Lease is the actual term of the Lease, and there are no separate agreements or understandings with respect to any such Leases;

               b. Subject to the performance of the terms of each such Lease, the Business has the full right to enjoy the use of the property demised thereunder for the full term thereof;

               c. Seller is not in default under the Leases; and to the best of Seller's knowledge, no condition exists, nor has any event has occurred which by notice, the passage of time or otherwise would constitute an event of default under the Leases;

               d. The Leases are unmodified, valid and binding and in full force and effect in accordance with the provisions of each of the Leases for the full term of each of the Leases.

               e. Within one year prior to the execution of this Agreement, Seller has not received notice of any kind from any Governmental Authority alleging a failure to comply with any applicable law, statute, ordinance, regulation, rule or restriction pertaining to or affecting the Assets or the Business.

       2.10 Certain Agreements. Except as set forth in Schedule 2.10, Seller is not a party to any (a) contract with any employee of or consultant to the Business that is not terminable without any penalty or post-termination payments upon thirty days notice or less, (b) collective bargaining agreement or other contract with any labor union or other representative of employees in connection with the Business or the Assets, or
(c) contract for the purchase or sale of materials, services or supplies, except for the customer contracts related to the Business.

       2.11 Litigation. Except as set forth in Schedule 2.11, there are no actions, suits, proceedings or investigations pending or, to the best of Seller's knowledge, threatened, which could affect title to any Assets or the Business. Except as set forth in the Schedule 2.11 and to the best of Seller's knowledge, there has been no charge of violation or investigation with respect to a possible violation, of any provision of any federal, state or local, statute, ordinance, administrative ruling, rule or regulation relating to any aspect of the Business, the Premises or the Assets.

       2.12 Labor Relations. To the best of Seller's knowledge, there are no labor troubles, and no strike is pending or threatened against the Business by its employees or any labor union claiming to represent such employees.

                                ARTICLE 3
       REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER


       Purchaser represents, warrants, and covenants to Seller the following:

       3.1 Authority Relative to this Agreement. Purchaser has the power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. Purchaser's execution and delivery of this Agreement, the Note, and the other Transaction Documents to which it is a party have been duly authorized by Purchaser's Board of Directors, and no other corporate proceedings on the part of Purchaser are necessary with respect thereto. Such documents constitute valid and binding obligations of Purchaser, enforceable in accordance with their terms except as limited by
(i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally or (ii) general principles of equity, whether considered in a proceeding in equity or at law. Purchaser is unaware of any matter which would limit the enforceability of the Transaction Documents as written.

       3.2 Consents and Approvals. There is no requirement applicable to Purchaser to make any filing with, or to obtain any consent or approval of any public body, business entity or individual as a condition to the consummation of the transactions memorialized by this Agreement.

       3.3 Non-Contravention. The execution and delivery by Purchaser of this Agreement and the Transaction Documents to which it is a party does not
(i) violate or result in a breach of any provision of the Articles of Incorporation or Bylaws of Purchaser, (ii) result in a default, or give rise to any right of termination, cancellation or acceleration (whether immediately or after the giving of notice or the passage of time, or both), under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which Purchaser is a party or by which Purchaser may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser.

       3.4 Conduct of Business. So long as there any unsatisfied liabilities or obligations from the Purchaser to the Seller under the Note or any of the other Transaction Documents, Purchaser covenants to Seller that it will (i) carry on the Business in a manner consistent with the past practices of Seller, and will notify Seller of any material change in the normal conduct of the Business or of the initiation or threat of any litigation against Seller which relates to the Assets or the Business, and (ii) at all times maintain the value of the Businesses' inventory at a level substantially equivalent to 75% of the value of the inventory transferred to Purchaser at Closing.

       3.5  Trade Names.   In connection with Purchaser's use of the names
"Doughtie's Home Food Service" or "Dutterer's Home Food Service," Purchaser has filed and will maintain as required, appropriate trade name certificates in accordance with procedures established by applicable state and local law. Purchaser agrees to indemnify and hold Seller harmless from any claims, damages, and expenses, including legal fees, incurred by Seller in connection with Purchaser's use of the names "Doughtie's" or "Dutterer's."

                                     ARTICLE 4
                                  OTHER AGREEMENTS

       4.1 Proration of Rent, Taxes, Utility Charges, etc. Except as otherwise provided herein, any overlapping installments of rent or payment of taxes due and any utility or similar charges payable with respect to any of the Assets during the period in which the Closing has taken place have been prorated between the Seller and the Purchaser on the basis of the actual number of days applicable to pre-Closing and post-Closing occupancy or use. Prorations made at Closing are shown on Schedule 4.1 attached hereto. With respect to any such charges which are undetermined at Closing, the parties agree to make additional prorations when the required billing information becomes available.

       4.2 Expenses. Except as otherwise specifically provided in this Agreement and the other Transaction Documents, all costs and expenses incurred in connection with this Agreement and the transactions memorialized hereby have been or will be paid by the party incurring such costs and expenses.

       4.3 Business Location Lease. As of September 1, 1995, Seller has assigned to Purchaser, and Purchaser has assumed from Seller, the obligations under Seller's lease agreement for the Premises, pursuant to the terms of the Assignment and Assumption of Lease attached hereto as Exhibit A.

       4.4  Liability; Indemnification.

               a. Except as otherwise provided in the Assumption of Liabilities and Obligations and the other Transaction Documents, Seller is responsible for all claims, obligations, and liabilities in connection with the Business or the Assets arising out of or relating to facts, circumstances or events occurring prior to the date of this Agreement; Purchaser is responsible for all claims, obligations, and liabilities in connection with the Business or the Assets arising out of or relating to facts, circumstances or events occurring after the date of this Agreement.

               b. From and after the date of this agreement, Seller shall indemnify and hold Purchaser harmless from and against any and all actions at law or in equity, claims, damages, losses, costs (including attorney's fees), liabilities or expenses whatsoever, incurred by Purchaser and resulting from
(i) any breach of warranties, representations covenants or agreements of Seller in this Agreement or any of the Transaction Documents and in connection with enforcing the provisions of this paragraph, and (ii) any claim asserted or litigation, action, suit or proceeding filed against Purchaser arising out of or relating to facts, circumstances or events occurring prior to the date of this Agreement in connection with the Business or the Assets, and (iii) all litigation as set forth in Schedule 2.11.

               c. From and after the date of this agreement, Purchaser shall indemnify and hold Seller harmless from and against any and all actions at law or in equity, claims, damages, losses, costs (including attorney's fees), liabilities or expenses whatsoever, incurred by Seller and resulting from (i) any breach of warranties, representations covenants or agreements of Purchaser in this Agreement or any of the Transaction Documents and in connection with enforcing the provisions of this paragraph, and (ii) any claim asserted or litigation, action, suit or proceeding filed against Seller arising out of or relating to facts, circumstances or events occurring after the date of this Agreement in connection with the Business or the Assets.

       4.5 Bulk Sales Law. Seller hereby agrees and covenants to indemnify and hold Purchaser harmless from, against and in respect of any and all liabilities and obligations for which Purchaser or the Assets may become liable by reason of Seller's noncompliance with any applicable bulk sales law in connection with the sale of the Assets to Purchaser, and any action, suit, judgment and costs and expenses, including attorney's fees, incident to the foregoing.

       4.6 Confidentiality. Seller agrees that for a term of three (3) years from the date of this Agreement and so long as an Event of Default has not occurred under the Transaction Documents resulting in Seller's reacquisition of the Business or any Assets, Seller will hold in a fiduciary capacity for the benefit of the Purchaser, and shall not directly or indirectly use or disclose, except as authorized by the Purchaser, any Information, as defined in the following sentence, that Seller may have or acquire (whether or not developed or compiled by Seller). The term "Information" as used in this Agreement means confidential or proprietary information including technical and financial information and customer or client lists, relating to the Business or its programs or procedures, including without limitation, Information received by the Seller from third parties under confidential conditions. The term "Information" also includes, without limitation, the Business' computer data-base, forms and form letters, form contracts, information regarding specific transactions, financial information and estimates and long-term planning and goals. Notwithstanding the foregoing, these confidentiality provisions shall not apply to Information which has become generally available to the public or otherwise disclosed by the Purchaser as non-confidential information.

       4.7 Non-Competition. For a period of three (3) years after the date of this Agreement, unless Seller has reacquired the Business or any of the Assets pursuant to an Event of Default under the Transaction Documents, Seller agrees that Seller will not, within a two hundred (200) mile radius of the Premises (the "Territory"), without the prior written consent of the Purchaser, either separately or in association with others, engage in or contribute Seller's knowledge to management or marketing related to any product, service, system or process that relates to the Business. Further, Seller will not own, manage, or operate any business or entity or activity in the Territory which is in competition with or of a similar nature to the Business. For a period of two (2) years following the date of this Agreement, Seller agrees that Seller will not, separately or in association with others, solicit any employee of the Business for employment in any capacity by any individual or entity. Vernon W. Mules' continued employment and association with Doughtie's Foods, Inc. shall not be a violation of any covenants in this Agreement.


                                  ARTICLE 5
                        EMPLOYEES AND EMPLOYEE MATTERS

       5.1 Transferred Employees. At Closing, Purchaser has offered employment to Seller's employees who are listed on the attached Schedule 5.1, and as of the Closing, such employees who have accepted such offer (the "Transferred Employees") are deemed to have become employees of Purchaser.

       5.2  Vacations and Other Benefits.

               a. Purchaser has assumed responsibility for all of the Transferred Employees' accrued vacation benefits and will honor the Transferred Employees 1995 vacation entitlements under Seller's vacation policy, provided, however, that Seller shall pay or reimburse Purchaser for payments made to any Transferred Employees for the cash value of accrued vacation which is unused at the time of the resignation of such Transferred Employee within 90 days of Closing.

               b. Purchaser has arranged to provide a basic benefit package for the Transferred Employees.

               c. Except as otherwise provided, no assets or liabilities with respect to the employees of the Business have been transferred, as a result of this Agreement and the Transaction Documents, from any of Seller's employee benefit plans applicable to the employees of the Business, and Seller shall retain all obligations to fund or otherwise provide benefits accrued by such employees under its benefit plans prior to the Closing.

       5.3 Worker's Compensation. Purchaser will assume the responsibility for all worker's compensation claims made by Transferred Employees arising from events occurring after the Closing. Seller will retain the responsibility for all worker's compensation claims made by its employees or former employees (whether or not Transferred Employees) that arise from events that occur before the Closing.

                                ARTICLE 6
                              MISCELLANEOUS

       6.1 Survival. Except as specifically provided with respect to the noncompete provisions of this Agreement and otherwise, all representations, warranties, covenants, indemnities and agreements included or provided in this Agreement shall survive and remain in full force and effect for a period of one year from the date of this Agreement.

       6.2 Enforcement of Agreement. The parties agree that in the event it becomes necessary for a party to litigate in order to enforce its rights under the terms of this Agreement or any of the Transaction Documents, then and in such event, the successful party shall be entitled to recover from the other party or parties to the litigation its costs and reasonable attorneys' fees up to and including all trial and appellate levels.

       6.3 Notice. Whenever any notice is required or permitted hereunder, such notice shall be in writing and shall be delivered in person or by courier, or transmitted by facsimile communication (FAX), or sent by U.S. Registered or Certified Mail, Return Receipt Requested, postage prepaid, to the addresses set forth below or at such other addresses as specified by written notice delivered in accordance herewith:

               Seller:

               Dutterer's of Manchester Corp. and
               Doughtie's Foods, Inc.
               2410 Wesley Street
               Portsmouth, Virginia  23707
               FAX:  (804) 399-3558

               Purchaser:

               Value Added Food Services, Inc.
               2700 Lord Baltimore Drive
               Baltimore, Maryland 21244


               Guarantors:

               Vernon W. Mules and Kathryn M. Mules
               8 Hart's Run Court
               Towson, Maryland  21286


       Notices mailed as hereinabove provided shall be deemed effectively given when actually received or upon refusal of receipt of such delivery.

       6.4     Miscellaneous.

               a. This Agreement shall be construed and interpreted under the laws of the State of Maryland.

               b. Except as otherwise provided herein, all rights, powers and privileges conferred hereunder upon the parties shall be cumulative but not restrictive to those given by law.

               c. The failure of either party to exercise any power given either party hereunder or to insist upon strict compliance by either party of its obligations hereunder shall not constitute a waiver of either party's right to demand exact compliance with the terms hereof.

               d. This Agreement contains the entire agreement of the parties hereto relating to the subject matter hereof, and no representations. inducements, promises or agreements, oral or otherwise between the parties not embodied herein shall be of any force or effect.

               e. No amendment to this Agreement shall be binding on any of the parties to this Agreement unless such amendment is in writing, and such amendment is executed by all of the parties to this Agreement.

               f. No waiver or consent permitted or contemplated by this Agreement shall be effective or binding on any of the parties hereto unless the same is in writing, and delivered and received from one party to the other.

               g. The captions and headings of the paragraphs contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such paragraphs, or in any way affect this Agreement.

               h. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

               i. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.

       IN WITNESS WHEREOF, the undersigned parties have hereunto set their hands and affixed their seals as of the day and year first above written.


                                   SELLER:

                                   DUTTERER'S OF MANCHESTER CORP.,
                                     a Maryland corporation


                                   By:  Steven C. Houfek        (SEAL)
                                        Authorized Agent
                                           (Signature)


                                   DOUGHTIE'S FOODS INC.,
                                     a Virginia corporation


                                   By:  Steven C. Houfek        (SEAL)
                                        President
                                           (Signature)


                                   PURCHASER:

                                   VALUE ADDED FOOD SERVICES, INC.,
                                     a Maryland corporation


                                  By:  Vernon W. Mules          (SEAL)
                                       Vice President
                                           (Signature)


                                   GUARANTORS:

                                   Vernon W. Mules              (SEAL)
                                           (Signature)


                                   Kathryn M. Mules             (SEAL)
                                           (Signature)

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                          [Schedules omitted]

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